As filed with the Securities and Exchange Commission on September 15, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SKEENA RESOURCES LIMITED
(Exact name of Registrant as specified in its charter)
British Columbia (Province or other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)
1021 West Hastings Street, Suite 650
Vancouver, British Columbia,
Canada V6E 0C3
(604) 684-8725
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, address and telephone number of agent for service in the United States)

Copies to:
Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Andrew MacRitchie Skeena Resources Limited 1021 West Hastings Street, Suite 650 Vancouver, British Columbia, Canada V6E 0C3 (604) 684-8725	Bob J. Wooder Kathleen Keilty Blake, Cassels & Graydon LLP 595 Burrard Street, P.O Box 49314 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3300

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	At some future date (check the appropriate box below):
1.	☐	pursuant to Rule 467(b) on (date) at (time).
2.	☐	pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS
New IssueNovember 4, 2020
SKEENA RESOURCES LIMITED
$150,000,000
Common Shares
Preferred Shares
Debt Securities
Warrants
Subscription Receipts
Units
Skeena Resources Limited (“Skeena” or the “Corporation”) may from time to time offer and issue (i) common shares (“Common Shares”), (ii) preferred shares (“Preferred Shares”); (iii) debt securities (“Debt Securities”), (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), (v) subscription receipts (“Subscription Receipts”) or (vi) any combination of such securities or units (“Units”) comprised of one or more of such securities (the Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units are collectively referred to as the “Securities”) with an aggregate offering price not to exceed $150,000,000 (or its equivalent in U.S. dollars or any other currency or currency unit used to denominate the Securities at the time of offering) during the 25 month period that this short form base shelf prospectus (this “Prospectus”), including any amendments hereto, remains valid.
The Corporation’s head and registered office is located at Suite 650, 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3.
The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”) and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution), whether the Common Shares are being offered for cash and any other specific terms, (ii) in the case of Preferred Shares, the designation of the particular class or series, as applicable, the number of Preferred Shares offered, the offering price, whether the Preferred Shares are being offered for cash, the dividend rate, if any, any terms for redemption or retraction, any exchange or conversion terms, and any other specific terms, (iii) in the case of Debt Securities, the aggregate principal amount and ranking of Debt Securities being offered, the issue and delivery date, the maturity date, the offering price, the interest provisions, the currency or currency unit for which the Debt Securities may be purchased, the authorized denominations, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, the method of distribution, the form of Debt Securities, whether the Debt Securities will be secured by any of the Corporation’s assets or guaranteed by any other person, and any other specific terms, (iv) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares, Preferred Shares or other Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other specific terms, (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Securities, the currency in which the Subscription Receipts are issued and any other specific terms, or (vi) in the case of Units, the number of Units offered, a description of the Units including the Securities comprising the Units, the offering price or manner of determining the offering price and any other specific terms. Where required by statute, regulation or policy, and
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where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.
This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR or EURIBOR (or any replacement or successor thereto) or a U.S. Federal funds rate.
All information omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.
The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “SKE” and are quoted in the United States on the OTCQX market of the OTC Markets Group platform (the “OTCQX”) under the symbol “SKREF”. The closing price of the Common Shares on the TSX and the OTCQX on November 3, 2020, the last trading day prior to the date of this Prospectus, was $2.43 and US$1.86, respectively. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.
This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Corporation may offer and sell the Securities to or through, underwriters or dealers purchasing as principals, and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. See “Plan of Distribution”. A Prospectus Supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent, as the case may be, engaged by Skeena in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms relating to the offering of such Securities.
Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities will be a new issue of Securities. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Corporation. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with any offering of the Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.
Certain directors and the officers signing the Certificate of the Corporation for this Prospectus, namely Walter Coles Jr., President, CEO and Director, Borden Putnam III, Director, and Greg Beard, Director, reside outside of Canada. These directors and officers of the Corporation have each appointed Cartan Limited, Box 48, Suite 5300, Toronto Dominion Bank Tower, Toronto, Ontario M5K 1E6 as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process.
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The Corporation is permitted, under the multi-jurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.
The Corporation prepares its annual financial statements, certain of which are incorporated by reference herein, in Canadian dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and may be subject to foreign auditing and auditor independence standards, and they therefore may not be comparable to financial statements of United States companies.
Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.
The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of British Columbia, that some or all of its officers and directors may be residents of Canada, that some or all of the underwriters or experts named in this Prospectus may be residents of Canada and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See “Risk Factors”.

CAUTION REGARDING FORWARD-LOOKING INFORMATION
Certain statements contained in this Prospectus, or incorporated by reference herein, that are not current or historic factual statements constitute “forward-looking information” within the meaning of applicable securities laws. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget” or “budgeted”, “scheduled”, “estimates”, “projects”, “forecasts”, “intends”, “proposes”, “complete”, “anticipates” or “does not anticipate”, “believes”, “likely”, “may”, “will” or “will continue”, “should”, “intend”, “anticipate”, “proposed”, “potential”, or variations of such words and phrases or statements that certain actions, events or results “may”, “can”, “could”, “would”, “might”, “will be taken”, “occur”, “continue”, or “be achieved”, and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking information includes, but is not limited to, estimates, plans, expectations, opinions, forecasts, projections, priorities, strategies, targets, guidance, or other statements that are not statements of fact. Forward-looking information includes, but is not limited to, statements with respect to:
•
the offering and sale of the Securities;

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the use of proceeds from the sale of the Securities;

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the performance of the Corporation’s business and operations;

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the development, expansion, and assumed future results of operations of the Corporation’s projects;

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the intention to grow the business and operations of the Corporation;

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the applicability of certain laws, regulations, and any amendments thereof;

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the ability to access sufficient capital from internal and external sources and the ability to access sufficient capital on favourable terms;

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anticipated outcomes of lawsuits and other legal issues, particularly in relation to potential receipt or retention of regulatory approvals;

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anticipated actions of various governments including those who consider themselves self-governing;

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collection of receivables;

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the estimation of mineral resources;

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anticipated conclusions of economic assessments of projects;

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the ability to attract and retain skilled staff;

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requirements for additional capital;

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the ability of the Corporation to generate cash flow from operations;

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expectations of market prices and costs;

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income and sales tax regulatory matters, competition, sales projections, currency, and interest rate fluctuations;

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the competitive and business strategies of the Corporation;

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the success of exploration programs;

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the realization of mineral reserve estimates;

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continuation of rights to explore and mine;

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exploration, development and expansion plans and objectives;

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the ability to expand existing mineral reserves and mineral resources, generally;

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the future development, costs and outcomes of the Corporation’s exploration projects;

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the success of undeveloped mining activities;

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permits, licenses and treatment under governmental regulatory regimes; and

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effects of the COVID-19 outbreak as a global pandemic.

With respect to the forward-looking information contained in this Prospectus, or incorporated by reference herein, we have made assumptions regarding, among other things: (i) our ability to generate cash flow from operations and obtain necessary financing on acceptable terms; (ii) general economic, financial market, regulatory, and political conditions in which we operate; (iii) existence of a basic level of public-support for mine development from the local community; (iv) competition; (v) anticipated and unanticipated costs; (vi) government and Tahltan nation regulation of our activities and products and in the areas of taxation and environmental protection; (vii) the timely receipt of any required regulatory approvals; (viii) our ability to obtain qualified staff, equipment, and services in a timely and cost efficient manner; (ix) our ability to conduct operations in a safe, efficient, and effective manner; (x) the ability to obtain permits or approvals required to conduct planned exploration programs; (xi) the results of exploration; (xii) inaccurate geological and engineering assumptions; (xiii) unanticipated future operational difficulties (including cost escalation, unavailability of materials and equipment, industrial disturbances or other job action and unanticipated events related to health, safety and environmental matters); (xiv) social unrest; failure of counterparties to perform their contractual obligations; (xv) changes in priorities, plans, strategies and prospects; (xvi) general economic, industry, business and market conditions; (xvii) disruptions or changes in the credit or securities markets; (xviii) changes in law, regulation, or application and interpretation of the same; (xix) the ability to implement business plans and strategies, and to pursue business opportunities; (xx) rulings by courts or arbitrators, proceedings and investigations; (xxi) inflationary pressures; (xxii) the development of the COVID-19 pandemic; and (xxiii) various other events, conditions or circumstances that could disrupt Skeena’s priorities, plans, strategies and prospects.
Forward-looking information, while based on management’s best estimates and assumptions, is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Skeena to be materially different from those expressed or implied by such forward-looking information, including but not limited to: risks related to the successful integration of acquisitions; risks related to general economic conditions and credit availability; actual results of current exploration activities; unanticipated reclamation expenses; changes in project parameters as plans continue to be refined; fluctuations in prices of metals; fluctuations in foreign currency exchange rates; increases in market prices of mining consumables; possible variations in mineral reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, title disputes, claims and limitations on insurance coverage and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; changes in national and local government regulation of mining operations, tax rules and regulations, and political and economic developments in countries in which Skeena operates; actual resolutions of legal and tax matters; as well as those factors discussed in the section titled “Risk Factors” in this Prospectus and the documents incorporated or deemed to be incorporated by reference, which readers are advised to carefully review and consider.
Certain of the forward-looking information and other information contained in this Prospectus, or incorporated by reference herein, concerning the mining industry and the general expectations of Skeena concerning the mining industry are based on estimates prepared by Skeena using data from publicly available governmental sources, market research, industry analysis, and on assumptions based on data and knowledge of the mining industry, which Skeena believes to be reasonable. However, although generally indicative of relative market positions, market shares, and performance characteristics, such data is inherently imprecise. While Skeena is not aware of any misstatement regarding any industry or government data presented in this Prospectus, or incorporated by reference herein, the mining industry involves risks and uncertainties that are subject to change based on various factors.
Although Skeena has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers are cautioned not to place undue reliance on forward-looking information. The forward-looking information contained in each of the documents incorporated by reference herein is made as of the date of such document and, accordingly, is subject to change after such date. The Corporation does not undertake to update any forward-looking information, whether as a result of new information, future events or otherwise except as, and to the extent, required by applicable securities laws.
All of the forward-looking information made in this Prospectus and the documents incorporated by reference herein is qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Skeena.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at the address set forth on the cover page of this Prospectus, and are also available electronically at www.sedar.com (“SEDAR”).
The following documents of the Corporation filed with the securities commissions or similar authorities in each of the provinces of Canada, except the province of Québec, are specifically incorporated by reference into and form an integral part of this Prospectus:
(a)
the amended and restated annual information form of Skeena dated August 19, 2020 (the “AIF”);

(b)
the audited consolidated financial statements of Skeena as at and for the years ended December 31, 2019 and 2018, together with the notes thereto and the auditors’ report thereon;

(c)
the management discussion and analysis of the financial condition and results of operations of Skeena as at and for the years ended December 31, 2019 and 2018;

(d)
the audited consolidated financial statements of Skeena as at and for the years ended December 31, 2018 and 2017, together with the notes thereto and the auditors’ report thereon;

(e)
the unaudited condensed interim consolidated financial statements of Skeena as at and for the three and six months ended June 30, 2020 and 2019, together with the notes thereto;

(f)
the management discussion and analysis of the financial condition and results of operations of Skeena as at and for the three and six months ended June 30, 2020 and 2019;

(g)
the management information circular dated September 16, 2020 in respect of the annual general and special meeting of shareholders held on October 15, 2020;

(h)
the material change report dated April 15, 2020 with respect to the closing of the second tranche of a non-brokered flow-through private placement offering;

(i)
the material change report dated June 15, 2020 with respect to the exercise of warrants between June 5 and June 13, 2020;

(j)
the material change report dated July 9, 2020 with respect to the entering into of a binding term sheet with Barrick Gold Inc. (“Barrick”) for the exercise by Skeena of its option to acquire 100% of the assets comprising the Eskay Creek gold-silver project located in the Golden Triangle of northwest British Columbia, Canada (the “Eskay Creek Project”); and

(k)
the material change report dated October 9, 2020 with respect to the closing of the acquisition by Skeena of 100% of the assets comprising the Eskay Creek Project from Barrick.

Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of Skeena and any template version of “marketing materials” (as defined in National Instrument 41-101 — General Prospectus Requirements

(“NI 41-101”) filed with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of the distribution of Securities shall be deemed to be incorporated by reference into this Prospectus.
Any statement in this Prospectus or contained in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseded statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
When Skeena files a new annual information form and audited financial statements and related management’s discussion and analysis with, and where required, they are accepted by, the applicable securities regulatory authorities during the time that this Prospectus is valid, the following documents will be deemed no longer incorporated by reference in this Prospectus for purposes of future offers and sales of securities under this Prospectus: any previous annual information form, any previous audited financial statements and related management’s discussion and analysis, all unaudited interim financial statements or reports and related management’s discussion and analysis, all material change reports filed prior to the commencement of Skeena’s financial year in which the new annual information form is filed, and any information circular filed prior to the commencement of Skeena’s financial year in respect of which the new annual information form is filed.
Investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. Skeena has not authorized anyone to provide investors with different or additional information. Skeena is not making an offer of Securities in any jurisdiction where the offer is not permitted by law. Investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.
Certain “marketing materials” (as that term is defined under NI 41-101) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of any “marketing materials” (as those terms are defined in NI 41-101) that is provided in connection with a distribution of Securities and filed by the Corporation with applicable regulatory authorities after the date of the applicable Prospectus Supplement for the offering and before the termination of the distribution of such Securities will be deemed to be incorporated by reference into that Prospectus Supplement.
References to the Corporation’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.
CURRENCY AND FINANCIAL STATEMENT PRESENTATION
The Corporation’s financial statements are presented in Canadian dollars. All dollar amounts referenced in this Prospectus, unless otherwise indicated, are expressed in Canadian dollars. United States dollars are referred to as “US dollars” or “US$”.
THE CORPORATION
Overview
Skeena is a junior mining company focused on the exploration of mineral properties in the Golden Triangle of northwest British Columbia, Canada. The Corporation owns or controls several exploration-stage properties, including the past-producing Eskay Creek Project and Snip project. The Corporation is in the exploration stage with respect to its mineral property interests and has not, as yet, achieved commercial production.

Corporate Structure
Skeena was incorporated as Progress Petroleum Ltd. on September 13, 1979 pursuant to Articles of Incorporation issued in accordance with the Company Act (British Columbia). The Corporation changed its name to Prolific Petroleum Ltd. on October 24, 1979, then to Prolific Resources Ltd. on June 8, 1987 and finally, to Skeena Resources Ltd. on June 4, 1990.
Recent Developments
In December 2019, a novel strain of coronavirus was reported in Wuhan, China. On March 11, 2020, the World Health Organization declared the outbreak to constitute a pandemic. The spread of COVID-19 has severely impacted many local economies around the globe. In many countries, including Canada, businesses are being forced to cease or limit operations for long or indefinite periods of time. Measures taken to contain the spread of the virus, including travel bans, quarantines, social distancing, and closures of non-essential services have triggered significant disruptions to businesses worldwide, resulting in an economic slowdown. Global stock markets have also experienced great volatility and a significant weakening. Governments and central banks have responded with monetary and fiscal interventions designed to stabilize economic conditions. To date the Corporation’s operations have not been materially negatively affected by these events. The duration and impact of the COVID-19 pandemic, as well as the effectiveness of government and central bank responses, remains unclear at this time. It is not possible to reliably estimate the duration of the impact, nor the severity of the consequences, as well as their impact, if any, on the financial position and results of the Corporation for future periods.
In response to the outbreak, the Corporation has instituted operational and monitoring protocols to ensure the health and safety of its employees and contractors, in consultation with local communities and following the advice of local governments and health authorities in Canada. The Corporation has adopted a work from home policy where possible and has implemented COVID-19 protocols to ensure all employees, contractors and visitors to the Corporation’s work sites are protected to prevent and control the risk of transmission of COVID-19. These protocols include supporting physical distancing or enhanced protection through other means where physical distancing is not practical, increased hygiene practices, enhanced cleaning and disinfecting of high touch areas. In addition, the Corporation has purchased a device to test its employees and contractors for COVID-19 which has enabled the Corporation to more closely monitor its work sites for COVID-19 in order to reduce the chance of an outbreak. The Corporation has also engaged with the local communities in the development of its COVID-19 protocols to ensure their concerns are addressed. The Corporation will continue to monitor developments and mitigate risks related to the COVID-19 pandemic and continue to assess the pandemic’s potential further impact on the Corporation’s operations and business.
On May 1, 2020, Skeena announced the closing of the sale of its 100% interest in the GJ Copper-Gold Property (the “GJ Property”) to Newcrest Red Chris Mining Limited (“Newcrest”) under the asset purchase agreement between Skeena and Newcrest dated February 3, 2020 (the “Asset Purchase Agreement”). The Asset Purchase Agreement stipulates that Newcrest acquired 100% of Skeena’s interest in the GJ Property in consideration for a cash payment of C$7,500,000, and the assumption by Newcrest of future payment obligations and royalties on the GJ Property, including those outlined in the Corporation’s October 6, 2015 news release.
On July 6, 2020, Skeena announced that it had signed a binding term sheet with Barrick, setting out the terms pursuant to which Skeena would exercise its option to acquire 100% of the assets comprising the Eskay Creek Project (the “Eskay Creek Transaction”). Further, it announced that Barrick had agreed to waive its back-in right on the Eskay Creek Project and that, as a result of this transaction, Barrick was expected to become a significant shareholder in Skeena. Skeena was to acquire a 100% ownership interest in the mineral rights and other assets comprising the Eskay Creek Project in consideration for (i) the issuance to Barrick of 22.5 million units of Skeena, each such unit to be comprised of one Common Share and one-half of one non-transferable Common Share purchase warrant (and with the exercise price of the non-transferable Common Share purchase warrants to be $2.70 per share, which is approximately a 60% premium to the 20-day VWAP and a 35% premium to the closing price of the Common Shares on July 3, 2020); (ii) the grant of a 1% NSR royalty on the entire Eskay Creek land package, where half of such royalty may be repurchased from Barrick during the 24-month period after closing at a cost of $17,500,000; and (iii) a contingent payment of

$15,000,000, payable if Skeena sells more than a 50% interest in the Eskay Creek Project during the 24 month period after closing the Eskay Creek Transaction.
On August 4, 2020 Skeena announced that it had signed a definitive agreement with Barrick (the “Definitive Agreement”) for the Eskay Creek Transaction. The Definitive Agreement provided for the same consideration for Barrick described above and that the transaction was expected to close in the fourth quarter of 2020, subject to customary conditions, including certain government approvals and stock exchange approval.
On August 20, 2020, Skeena announced that it had received final approval to list the Corporation’s Common Shares on the TSX, following its graduation from the TSX Venture Exchange. The Corporation’s Common Shares began trading on the TSX at the market opening on August 20, 2020.
On October 2, 2020, Skeena announced the closing of the Eskay Creek Transaction following the satisfaction of all closing conditions. Under the terms of its option to acquire the Eskay Creek Project assets, Skeena had been conducting all exploration and evaluation activities at the Eskay Creek Project, and funding substantially all of the expenses related to the Eskay Creek Project, since December 2017. As a result, substantially all of the expenses related to the Eskay Creek Project have been reflected in Skeena’s financial statements since Skeena commenced conducting and funding such activities. In connection with the Eskay Creek Transaction, Barrick and Skeena also entered into an investor rights agreement pursuant to which Barrick will have a right to maintain its pro-rata ownership percentage in the Corporation by being permitted to participate in future financings of Common Shares or securities convertible into Common Shares, provided that Barrick maintains at least a 10% ownership in the Corporation on a partially diluted basis. The right will also permit Barrick to maintain its pro-rata position in the event that stock options are exercised or certain non-cash transactions occur that involve the issuance of securities that dilute Barrick’s ownership interest (excluding certain significant transactions that result in the Corporation issuing more than 50% of its Common Shares as consideration). In addition, for so long as Barrick maintains 10% ownership in the Corporation, Barrick will have the right to nominate one director to the board of the Skeena.
CONSOLIDATED CAPITALIZATION
The following table outlines the consolidated capitalization of the Corporation as at June 30, 2020: (a) before giving effect to the Eskay Creek Transaction; and (b) after giving effect to the Eskay Creek Transaction.
	As at June 30, 2020
	Before giving effect to the Eskay Creek Transaction		After giving effect to the Eskay Creek Transaction
Common Shares		$130,945,025		$190,345,025
Warrants		$2,873,790		$14,199,770
Options		$11,809,441		$11,809,441
Deficit		$(107,360,812)		$(107,360,812)
Debt	$	Nil	$	Nil
Shareholders’ Equity		$38,267,444		$108,993,424
Total Capitalization		$38,267,444		$108,993,424
Common Shares outstanding		171,390,435		193,890,435
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Corporation’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds to Skeena from the sale of the Securities will be used (i) to fund exploration activities on certain of the Corporation’s properties, (ii) to fund the preparation of a prefeasibility study and feasibility study on certain of the Corporation’s properties, and

(iii) for general working capital purposes. The amount of net proceeds expected to be received from the sale of Securities, and each of the principal purposes for which the Corporation will use those net proceeds, will be set forth in the applicable Prospectus Supplement. The Corporation may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.
As of the date of this Prospectus, the Corporation is in the exploration stage with respect to its mineral property interests and has not, as yet, achieved commercial production. The Corporation has limited cash resources, as compared with its planned expenditures, has incurred significant operating losses and negative cash flows from operations in the past, and will require additional funding in order to continue operations. The Corporation anticipates the proceeds raised in connection with the sale of the Securities will be used to fund activities that will contribute to negative cash flow in the near term. The Corporation anticipates that it will remain in a state of negative operating cash flow until commercial production is achieved, at which time the Corporation anticipates beginning to generate positive cash flow.
On March 31, 2020 and April 15, 2020, the Corporation closed the first and second tranche of a non-brokered flow-through private placement for gross proceeds of $15,015,000 and $18,246,506, respectively. The Corporation disclosed that the proceeds of these financings would be used to fund exploration activities on the Corporation’s projects in the Golden Triangle of British Columbia. The following table compares planned use of proceeds as disclosed to the actual use of proceeds, as of the date of this Prospectus:
Planned use of Proceeds	Amount	Actual use of Proceeds	Amount
Exploration activities	$33,261,506	Exploration activities	$29,259,431
		Exploration-related capital asset additions (buildings and field equipment)	$4,002,075
Total			$33,261,506
PLAN OF DISTRIBUTION
The Corporation may sell Securities: (i) to or through underwriters or dealers, (ii) directly to purchasers, (iii) through agents, or (iv) through a combination of any of these methods of sale. The distribution of the Securities of any series may be effected from time to time in one or more transactions.
In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Corporation or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.
The Prospectus Supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Corporation, the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers. Any underwriters, dealers or agents with respect to a particular offering of Securities will be named in the Prospectus Supplement relating to such offering.
In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires securities forming part of the underwriters’ over-allocation position acquires such securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allocation option or secondary market purchases.
Under agreements which may be entered into by the Corporation and underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the securities legislation of each of the provinces of Canada, except the province of Québec.

Each distribution of Securities will be a new issue of securities for which (other than the Common Shares) there is no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.
Unless otherwise specified in the applicable Prospectus Supplement, this Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Securities in the United States. Unless otherwise specified in the applicable Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. Each underwriter, dealer and agent who participates in the distribution will agree not to sell or offer to sell or to solicit any offer to buy any Securities within the United States or to, or for the account or benefit of, a U.S. person, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws.
DESCRIPTION OF SHARE CAPITAL
General Description of Capital Structure
Skeena is authorized to issue an unlimited number of Common Shares. As at November 3, 2020, there were 194,632,101 Common Shares issued and outstanding.
Common Shares
Each Common Share carries the right to attend and vote at all general meetings of shareholders. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the board of directors at its discretion from funds legally available for the payment of dividends and upon the liquidation, dissolution, or winding up of the Corporation are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions, and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption, or conversion rights, nor do they contain any sinking or purchase fund provisions.
The Securities offered pursuant to this Prospectus may include Common Shares issuable upon exercise of any Debt Securities or Warrants or upon conversion of any Debt Securities or Subscription Receipts.
Preferred Shares
The Corporation is not currently authorized to issue Preferred Shares. The Board may determine to designate and create shares of another class or series of shares, including as Preferred Shares. The Board may fix, before the issuance thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or retraction, any exchange or conversion rights, and any rights on the liquidation, dissolution or winding-up of the Corporation, any sinking fund or other provisions.
The Preferred Shares of each series may, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate rateably with the Preferred Shares of every other series in respect of all such dividends and amounts.
The particular terms and provisions of a series of Preferred Shares offered pursuant to an accompanying Prospectus Supplement will be described in the applicable Prospectus Supplement. One or more series of Preferred Shares may be sold separately or together with other Securities under this Prospectus, or on conversion or exchange of any such Securities.
DESCRIPTION OF DEBT SECURITIES
In this section, the terms “Corporation” and “Skeena” refer only to Skeena Resources Limited without the former subsidiaries through which it previously operated. The following description of Debt Securities sets forth certain general terms and provisions of the Debt Securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. The Corporation will provide particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in the Prospectus Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.
Debt Securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a “Trustee”). The description below is a summary of certain anticipated provisions of the applicable Debt Indenture and should be read together with the provisions of such Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder, and will be available electronically on SEDAR under the Corporation’s profile.
Debt Securities may be offered separately or in combination with one or more other Securities. The Corporation may also, from time to time, issue Debt Securities and incur additional indebtedness other than pursuant to Debt Securities issued under this Prospectus.
General
Debt Securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of that series.
The Prospectus Supplement will set forth, as applicable, the following terms relating to the Debt Securities being offered:
•
the specific designation and any limit on the aggregate principal amount of the Debt Securities;

•
the currency or currency units for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

•
the offering price (at par, at a discount or at a premium) of the Debt Securities;

•
the date(s) on which the Debt Securities will be issued and delivered;

•
the authorized denominations;

•
whether the Debt Securities will be secured by any of the Corporation’s assets or guaranteed by any other person;

•
the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•
the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•
the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

•
if applicable, the provisions for subordination of the Debt Securities to other indebtedness of the Corporation;

•
the identity of the Trustee under the applicable Debt Indenture pursuant to which the Debt Securities are to be issued;

•
any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;

•
any repayment or sinking fund provisions;

•
any events of default applicable to the Debt Securities;

•
whether the Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•
whether the Debt Securities may be converted or exchanged for other Securities of the Corporation or any other entity;

•
if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of the Debt Securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of Securities of the Corporation or of any other entity, and any restrictions on the persons to whom such Securities may be issued;

•
provisions applicable to amendment of the Debt Indenture; and

•
any other material terms, conditions or other provisions (including covenants) applicable to the Debt Securities.

DESCRIPTION OF WARRANTS
The Corporation may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under and governed by the terms of one or more warrant agreements or indentures that the Corporation will enter into with one or more banks or trust companies acting as warrant agent or trustee that will be named in the applicable Prospectus Supplement.
Selected provisions of the Warrants and the warrant agreements or indentures are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement or indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and should be read together with the provisions of the applicable warrant agreement or indenture.
A description of the material terms of any Warrants that the Corporations offers, and the extent to which the general terms and provisions described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Warrants being offered:
•
the designation of the Warrants;

•
the aggregate number of Warrants offered and the offering price, if any;

•
the designation, number and terms of the Common Shares, Preferred Shares or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•
the exercise price of the Warrants;

•
the dates or periods on, after or during which the Warrants are exercisable;

•
the designation and terms of any Securities with which the Warrants are issued and the number of Warrants that will be issued with each such Security;

•
if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•
the currency or currency unit in which the offering price, if any, and exercise price are denominated;

•
any minimum or maximum amount of Warrants that may be exercised at any one time;

•
whether such Warrants will be listed on any securities exchange;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•
whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions; and

•
any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.
Modifications
The Corporation may amend the warrant agreements or indentures and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of the outstanding Warrants. Other amendment provisions shall be as indicated in the Prospectus Supplement.
Enforceability
The warrant agent or trustee, as applicable, will act solely as the Corporation’s agent. The warrant agent or trustee, as applicable, will not have any duty or responsibility if the Corporation defaults under the warrant agreements or indentures or the warrant certificates. A Warrant holder may, without the consent of the warrant agent or trustee, as applicable, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s Warrants.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The Corporation may issue Subscription Receipts, independently or together with other Securities, and Subscription Receipts sold with other Securities may be attached to or separate from the other Securities. Subscription Receipts will be issued under one or more subscription receipt agreements that the Corporation will enter into with one or more escrow agents. If underwriters or agents are involved in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the subscription receipt agreement governing those Subscription Receipts. The relevant subscription receipt agreement will establish the terms of the Subscription Receipts.
A Subscription Receipt is a security of the Corporation that will entitle the holder to receive upon satisfaction of one or more release conditions, and for no additional consideration, a specified number of Securities. A description of the material terms of any Subscription Receipts that the Corporation offers, and the extent to which the general terms and provisions described in this section apply to those Subscription Receipts, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Subscription Receipts being offered:
•
the designation of the Subscription Receipts;

•
the aggregate number of Subscription Receipts offered and the offering price;

•
the currency or currency unit in which the Subscription Receipts will be offered;

•
the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Securities;

•
the number of Securities that may be obtained upon the conversion of each Subscription Receipt, the anti-dilution provisions that will result in the adjustment of that number and the period or periods during which any conversion must occur;

•
the designation and terms of any other Securities with which the Subscription Receipts will be offered and the number of Subscription Receipts that will be offered with each Security;

•
the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the escrow agent holding in escrow all or a portion of the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon, pending satisfaction of the release conditions;

•
the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

•
whether such Subscription Receipts will be listed on any securities exchange;

•
procedures for the refund by the escrow agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the release conditions are not satisfied;

•
any entitlement of the Corporation to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•
provisions as to modification, amendment or variation of the subscription receipt agreement or any rights or terms attaching to the Subscription Receipts;

•
any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•
any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF UNITS
The Corporation may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
A description of the material terms of the Units that the Corporation offers, and the extent to which the general terms and provisions described in this section apply to those Units, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Units being offered:
•
the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•
whether the Units will be issued as global securities and, if so, who the depositary will be.

OTHER MATTERS RELATING TO THE SECURITIES
General
The foregoing descriptions of the terms of the Debt Securities, Warrants, Subscription Receipts and Units set forth certain general terms and provisions of such Securities. The particular terms and provisions of the Debt Securities, Warrants, Subscription Receipts and Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described herein may apply to them, will be described in the Prospectus Supplement filed in respect of such Securities.
The Corporation reserves the right to include in a Prospectus Supplement specific terms pertaining to Debt Securities, Warrants, Subscription Receipts and Units that are not within the descriptions set forth in this Prospectus, provided that such Securities will not be specified derivatives or asset-backed securities. To the extent that any terms or provisions or other information pertaining to Debt Securities, Warrants, Subscription

Receipts and Units described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and read this Prospectus together with the applicable Debt Indenture or other indenture.
Securities offered under this Prospectus may be issued in certificated form or in book-entry only form.
Certificated Form
Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by the Corporation’s transfer agent and registrar or the applicable Trustee.
Book-Entry Only Form
Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants (“participants”) in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, the Corporation will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities issued in book-entry only form will be entitled to a certificate or other instrument from the Corporation or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of such Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the book-entry only Securities. Reference in this Prospectus to a holder of book-entry only Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.
If the Corporation determines, or the depository notifies the Corporation in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry only Securities and the Corporation is unable to locate a qualified successor, or if the Corporation at its option elects, or is required by law, to terminate the book-entry system, then such Securities will be issued in certificated form to holders or their nominees.
Transfer, Conversion or Redemption of Securities
Certificated Form
Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of the Corporation’s transfer agent and registrar and the terms of the indenture or certificates representing such Securities, as applicable.
Book-Entry Only Form
Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices
Certificated Form
Any payment of principal, a redemption amount, a dividend and interest on a Security, as applicable, will be made by the Corporation, and any notices in respect of a Security will be given by the Corporation, directly to the registered holder of such Security, unless the applicable indenture in respect of such Security provides otherwise.
Book-Entry Only Form
Any payment of principal, a redemption amount, a dividend and interest on a Security, as applicable, will be made by the Corporation to the depository or its nominee, as the case may be, as the registered holder of the Security and the Corporation understands that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.
As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Corporation in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend and interest due on the Securities to the depository or its nominee.
Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Corporation understands that under existing industry practices, if the Corporation requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Corporation, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has, directly or indirectly through its financial intermediary, with its participant to give such notice or take such action.
The Corporation, any underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided as required by applicable securities laws in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities having a maturity in excess of one year or Preferred Shares pursuant to this Prospectus.
PRIOR SALES
Prior sales will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
MARKET FOR SHARES
Trading prices and volume will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada with respect to the acquisition, ownership and disposition of any Securities offered thereunder.
In addition, the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada and who acquires any Securities offered thereunder, including whether the payments of dividends on Common Shares or Preferred Shares or payments of principal, premium, if any, and interest on debt securities will be subject to Canadian non-resident withholding tax.
RISK FACTORS
Prospective purchasers of Securities should carefully consider the risk factors described in this Prospectus, the risk factors related to the Corporation’s business and operations set out in the AIF and those described in a document incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities. An investment in the Securities is subject to various risks including those risks inherent to the industries in which Skeena operates. If any of the events contemplated by these risk factors occurs, Skeena’s revenues or financial condition could be materially harmed, which could adversely affect the value of the Securities. In addition to the below, discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation’s disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this Prospectus. Additional risks not presently known to us or that we currently consider immaterial may also materially and adversely affect us. If any of the events identified in these risks and uncertainties were to actually occur, our business, financial condition or results of operations could be materially harmed.
No Existing Trading Market (other than for Common Shares)
Other than for Common Shares, there is no market through which the Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any Prospectus Supplement. There can be no assurance that an active trading market will develop for Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation.
The public offering prices of the Securities may be determined by negotiation between Skeena and underwriters, dealers, agents or other purchasers based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering, if any public market develops. See “Plan of Distribution”.
New Diseases and Epidemics
In December 2019, a novel strain of coronavirus known as COVID-19 surfaced in Wuhan, China, and has spread around the world, resulting in business and social disruption. COVID-19 was declared a worldwide pandemic by the World Health Organization on March 11, 2020. The speed and extent of the spread of COVID-19, and the duration and intensity of resulting business disruption and related financial and social impact, are uncertain, and such adverse effects may be material.
Efforts to slow the spread of COVID-19 could severely impact the operation and development of the Corporation’s projects. To date, a number of governments have declared states of emergency and have implemented restrictive measures such as travel bans, quarantine and self-isolation. If the operation or development of one or more of the Corporation’s properties is disrupted or suspended as a result of these or other measures, it may have a material adverse impact on the Corporation’s profitability, results of operations, financial condition and stock price.
While governmental agencies and private sector participants will seek to mitigate the adverse effects of COVID-19, and the medical community is seeking to develop vaccines and other treatment options, the efficacy and timing of such measures is uncertain. The actual and threatened spread of COVID-19 globally could adversely affect global economies and financial markets resulting in a prolonged economic downturn and a decline in the value of the Corporation’s stock price. The extent to which COVID-19 (or any other disease, epidemic or pandemic) impacts business activity or financial results, and the duration of any such negative impact, will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning COVID-19 and the actions required to contain or treat its impact, among others.
Use of Proceeds
The Corporation currently intends to use the net proceeds from the sale of the Securities as described under “Use of Proceeds”. However, the Corporation retains broad discretion over the actual use of the net proceeds from the sale of the Securities and may elect to allocate net proceeds differently from that described under “Use of Proceeds” if determined to be in the Corporation’s best interests to do so. Investors may not agree with how the Corporation allocates or spends the proceeds from the sale of the Securities. The Corporation may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of the Corporation’s securities, including the market value of the Securities, and that may increase the Corporation’s losses.
Negative Operating Cash Flow
The Corporation is an exploration stage company and has not generated cash flow from operations. The Corporation is devoting significant resources to the development of its properties, however there can be no assurance that it will generate positive cash flow from operations in the future. The Corporation currently has negative cash flow from operating activities and expects to continue to incur negative operating cash flow and losses until such time as it achieves commercial production.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters in connection with the offering of Securities will be passed upon on behalf of Skeena by McCarthy Tétrault LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The current auditor of the Corporation is Grant Thornton LLP, Chartered Professional Accountants, with offices at Suite 1600, 333 Seymour Street, Vancouver, British Columbia, V6B 0A4. The independent auditor of the Corporation, Grant Thornton LLP, Chartered Professional Accountants, has informed the Corporation that it is independent with respect to the Corporation in the context of the CPA Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.
The former auditor of the Corporation (in respect of the audited annual consolidated financial statements of the Corporation as at and for the years ended December 31, 2018 and 2017) was Ernst & Young LLP, Chartered Professional Accountants, with offices at 700 West Georgia Street, Vancouver, British Columbia, V7Y 1C7. The former independent auditor of the Corporation, Ernst & Young LLP, Chartered Professional Accountants, has informed the Corporation that it is independent with respect to the Corporation in the context of the CPA Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.
The Corporation’s transfer agent and registrar is Computershare Investor Services Inc. at its offices in Vancouver, British Columbia.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
The Registrant (“we” or “us”) is subject to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).
Under Section 160 of the BCBCA, an individual who:
•
is or was a director or officer of the Registrant;

•
is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Registrant, or at the request of the Registrant; or

•
at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the BCBCA also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.
Under Section 161 of the BCBCA, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under Section 162 of the BCBCA and subject to Section 163 of the BCBCA, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.
Under Section 163 of the BCBCA, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:
•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

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If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.
Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:
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order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•
order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•
order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;

•
order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

•
make any other order the court considers appropriate.

Section 165 of the BCBCA provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.
The foregoing description is qualified in its entirety by reference to the BCBCA.
Under the articles of the Registrant, subject to the provisions of the BCBCA, the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained the Registrant’s articles.
Under the articles of the Registrant, subject to provisions of the BCBCA, the Registrant may agree to indemnify and may indemnify any person. The Registrant has entered into indemnity agreements with all of the Registrant’s directors and officers.
Pursuant to the articles of the Registrant, the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not, invalidate any indemnity to which he or she is entitled under the Registrant’s articles.
Under the articles of the Registrant, the Registrant has purchased directors’ and officers’ liability insurance that, under certain circumstances, insures its directors and officers against the costs of defense, settlement, or payment of a judgment.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.
Item 2.   Consent to Service of Process
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.
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Exhibits
The following exhibits have been filed as part of the Registration Statement:
Exhibit No.	Description
4.1
The Annual Information Form of the Registrant dated March 31, 2022 for the year ended December 31, 2021 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on March 31, 2022).

4.2
The audited annual consolidated financial statements of the Registrant at and for the years ended December 31, 2021 and 2020, together with the notes thereto and the independent auditors’ reports thereon (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on March 31, 2022).

4.3
The management’s discussion and analysis of financial condition and results of operations of the Registrant as at and for the year ended December 31, 2021 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on March 31, 2022).

4.4
The unaudited condensed interim consolidated financial statements of the Registrant as at June 30, 2022 and for the three and six months ended June 30, 2022 and 2021, together with the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on August 12, 2022).

4.5
The management’s discussion and analysis of financial condition and results of operations of the Registrant for the three and six months ended June 30, 2022 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on August 12, 2022).

4.6
The management information circular of the Registrant dated May 19, 2022 in connection with the annual meeting of shareholders of the Registrant held on June 22, 2022 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on May 26, 2022).

4.7
The material change report of the Registrant dated September 9, 2022 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on September 13, 2022).

5.1	Consent of Grant Thornton LLP
5.2	Consent of KPMG LLP
5.3	Consent of SRK Consulting (Canada) Inc.
5.4	Consent of AGP Mining Consultants Inc. (Canada)
5.5	Consent of ERM
5.6	BGC Engineering Inc.
5.7	Consent of Kevin Murray
5.8	Consent of Ali Hooshiar
5.9	Consent of Peter Mehrfert
5.10	Consent of Gerry Papini
5.11	Consent of Davood Hasanloo
5.12	Consent of Paul Geddes
6.1	Powers of Attorney (included in Part III of this Registration Statement)
7.1	Form of Indenture
107	Filing Fee Table
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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on September 15, 2022.
SKEENA RESOURCES LTD.
By:
/s/ Andrew MacRitchie

Name: Andrew MacRitchie
Title:  Chief Financial Officer
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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Walter Coles Jr. and Andrew MacRitchie, and each of them, with full power to act without the other, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Walter Coles Jr. Walter Coles Jr.	Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2022
/s/ Andrew MacRitchie Andrew MacRitchie	Chief Financial Officer (Principal Financial and Accounting Officer)	September 15, 2022
/s/ Craig Parry Craig Parry	Director and Chairman of the Board of Directors	September 15, 2022
/s/ Suki Gill Suki Gill	Director	September 15, 2022
/s/ Greg Beard Greg Beard	Director	September 15, 2022
/s/ Randy Reichert Randy Reichert	Director	September 15, 2022
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on September 15, 2022.
CT CORPORATION SYSTEM
(Authorized Representative in the United States)
By:
/s/ Kathryn A. Widdoes

Name: Kathryn A. Widdoes
Title:  Assistant Secretary
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